Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Municipal Value Fund, Inc.
33-13465, 811-05120

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007;
at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new
investment management
agreement

 Common Shares



   For

         105,197,117
   Against

             4,135,133

   Abstain

             3,312,140

   Broker Non-Votes

           30,156,151

      Total

         142,800,541




Approval of the Board
Members was reached as
follows:






Timothy R. Schwertfeger



   For

         167,569,016

   Withhold

             2,442,755

      Total

         170,011,771




Judith M. Stockdale



   For

         167,481,102

   Withhold

             2,530,669

      Total

         170,011,77
1




Carole E. Stone



   For

         167,422,256

   Withhold

             2,589,515

      Total

         170,011,771





To ratify the selection of Ernst
& Young LLP as the
independent registered public
accounting firm for the current
fiscal year



   For

         139,097,736

   Against

             1,412,670

   Abstain

             2,290,135

      Total

         142,800,541


Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-012862.